CONTROL ACCOUNT AGREEMENT
(No Access by Borrower)

THIS CONTROL ACCOUNT AGREEMENT ("Agreement") is made effective as of the  3rd day of November 2010 by and among ONE UP INNOVATIONS, INC., a Georgia corporation having a principal place of business at 2745 Bankers Industrial Drive, Atlanta, GA 30360 ("Borrower"), CREDIT CASH NJ, LLC, a Delaware company, having a place of business at 505 Park Avenue, 6th Floor, New York, NY 10022 ("Lender") and SIGNATURE BANK, a New York commercial bank, having a principal place of business at 565 Fifth Avenue, New York, New York 10017 ("Depository").

BACKGROUND

A.           Pursuant to the terms of the Loan Agreement (as hereinafter defined) Lender has agreed to make a loan to Borrower.

B.           Borrower has granted to Lender, inter alia, a security interest in all dividends, cash, securities, investment property, financial assets and other property issued, paid, declared and/or distributed to Borrower and all rights with respect to the Deposit Account (as hereinafter defined) and all funds therein.

C.           Borrower has opened a Deposit Account (as hereinafter defined).

D.           The parties are entering into this Agreement to set forth their rights and obligations with respect to the Deposit Account

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.           Defined Terms.  Capitalized terms used in this Agreement and not specifically defined in this Agreement have the meaning provided in the Loan Agreement.  The following terms have the respective meanings set forth below.

(a)         “Business Day” means any day other than a Saturday, Sunday or any day on which Federal or state chartered banks in the State of New York or in the state where the Deposit Account is located are permitted to be closed for legal holidays or by government directive.

(b)        “Deposit Account” means the non-interest bearing demand deposit account that Borrower has opened with Depository in the name of ONE UP INNOVATIONS, INC. designated as Account Number 15XXXXXX47 together with all replacements, substitutions, increases and decreases of such account and all items from time to time on deposit therein.

(c)         “Loan Agreement” means the loan agreement between Borrower and Lender dated on or about November 3, 2010 and entitled Credit Card Advance Agreement.

2.           Name of Account.  The Deposit Account will be titled in the name of ONE UP INNOVATIONS, INC.

3.           Control.  Notwithstanding any separate agreement that Borrower may have with Lender or Depository, Lender shall be entitled and is hereby irrevocably authorized by Borrower, for purposes of this agreement, at any time, to give Depository instructions as to the withdrawal or disposition of any funds from time to time credited to the Deposit Account, or as to any other matters relating to the Deposit Account, without Borrower's further consent.  Depository hereby agrees to comply with any such instructions without any further consent from Borrower.  Depository shall be fully entitled to rely upon such instructions from Lender even if such instructions are contrary to any instructions or demands that Borrower may give to Depository.  The Depositary will not be liable to Borrower for complying with Lender’s instructions relating to the Deposit Account.  Until Depository receives written notice to the contrary, Lender hereby instructs Depository to automatically transfer all monies available in the Deposit Account, on a daily basis by federal wire transfer, to Lender’s account as set forth in Schedule 2, attached hereto (the “Lender’s Account”).

4.           Funds in Deposit Account as Security for Lender’s Loan To Borrower; Grant of Security Interest.  As security for full payment of the loans made under the Loan Agreement and timely performance of Borrower’s obligations under the Loan Agreement and this Agreement, Borrower hereby pledges, transfers, assigns and sets over to Lender, and grants to Lender a continuing security interest in and to, the Deposit Account, all money deposited therein from time to time, and all profits and proceeds thereof.  Borrower agrees to execute, acknowledge, deliver, file or do, at its sole expense, all other acts, assignments, notices, agreements or other instruments as Lender may reasonably require in order to perfect the foregoing security interest, pledge and assignment or otherwise to fully effectuate the rights granted to Lender by this section.  This Agreement constitutes a “security agreement” and the Deposit Account constitutes a “deposit account” within the meaning of Article 9 of the UCC.  In addition to all other rights and remedies provided for herein or otherwise available at law or in equity, Lender shall have all rights of a secured party under Article 9 of the UCC with respect to the Deposit Account and funds deposited therein. Borrower and Depository acknowledge and agree that all funds deposited in the Deposit Account are held in Borrower’s name for the benefit of Lender and Lender shall have sole right to access and withdraw such funds.  Borrower shall have no right of access to and withdrawal from the Deposit Account. Borrower shall not assign or otherwise encumber the Deposit Account or any funds therein.

5.           No Notice of Other Assignment.  Depository acknowledges that it has received no notice of any other assignment or pledge of funds at any time on deposit in the Deposit Account and agrees that it will promptly notify Lender in the event that it receives notice of any other assignment or pledge thereof.

6.           No Lien.  Depository hereby acknowledges that it has no lien against or security interest in the Deposit Account or any funds therein.  Depository hereby waives any right of offset, deduction, banker's lien or other claim against any and all existing or future funds in the Deposit Account, except that the Depository may, however, from time to time debit the Deposit Account for (i) any of Depository’s customary charges relating to the Deposit Account, (ii) the reversal of any provisional credits to the Deposit Account for items returned unpaid or (iii) the reversal of any amounts credited to the Deposit Account in error. If the amount of available and collected funds in the Deposit Account is insufficient to fully reimburse Depositary for any of the above amounts, Borrower agrees to pay such deficiency to Depositary.

7.           Fees.  Borrower agrees to pay upon demand all taxes, fees and charges due or owing with in connection with the maintenance of the Deposit Account and this Agreement and the Depositary’s services hereunder.  Borrower acknowledges and agrees that it shall be, and at all times remains, liable to Depositary and Lender for all fees, charges, costs and expenses in connection with the Deposit Account, this Agreement and the enforcement hereof, including, without limitation, the reasonable fees and expenses of legal counsel to Depositary and Lender as needed to enforce performance of this Agreement.  In the event that Borrower fails to pay for fees, charges, costs and expenses in connection with the Deposit Account, Bank may deduct such fees, charges, costs and expenses from the Deposit Account.  The standard fees of the Depositary currently in effect are set forth in the Depositary’s Business Account Fee Schedule, as amended from time to time, and in Schedule 1 attached hereto. Any such taxes, fees or charges paid by Lender on behalf of Borrower and not promptly reimbursed by Borrower shall be considered part of the Debt (as defined in the Loan Agreement).

8.           Notices.  Each notice or other communication required or deemed desirable hereunder (other than statements and information and documentation routinely provided by Depositary with respect to the Deposit Account) shall be in writing, shall be sent by messenger or by registered or certified mail, shall be effective when received and shall be sent to the relevant party at its address appearing above or to such other address as a party may by notice pursuant to this paragraph designate from time to time, except notices to the Depositary shall be sent to Signature Bank, 111 Broadway, Ste # 811, Attention: Anthony DeMattia, Group Director and Senior Vice President, Telephone:  646-822-1836, Fax: 646-758-8415.

9.           Binding Effect.  This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted representatives, successors and assigns.

10.         Indemnification.  Borrower agrees to fully indemnify, release and hold Depository, its officers, directors, attorneys, representatives, employees and agents harmless from and against any claims, demands, liabilities, losses, costs, damages and expenses (including attorneys' fees and expenses) incident thereto, which may be asserted against or incurred by Depository, its officers, directors, employees and agents, whether with or without basis in fact or in law, arising out of, or with respect to any act or omission to act on Depository's part in connection with this Agreement. Lender agrees to release Depository, its officers, directors, attorneys, representatives, employees and agents from and against any claims, demands, liabilities, losses, costs, damages and expenses (including attorneys' fees and expenses) incident thereto, which may be asserted against or incurred by Depository, its officers, directors, employees and agents, whether with or without basis in fact or in law, arising out of, or with respect to any act or omission to act on Depository's part in connection with this Agreement, except to the extent arising out of the gross negligence or willful misconduct of Depository. The provisions of this Section 10 shall survive termination of this Agreement.

11.         Statements.  Depository agrees that it shall furnish to Borrower, with a copy to Lender, periodic statements itemizing activity with respect to the Deposit Account in accordance with Bank’s regular practices for providing account statements to its customers. Borrower shall be deemed at all times to have consented to Depositary’s release of such account information to Lender.  The Depositary’s liability for failure to comply with this section shall not exceed the cost of providing such information.

12.         Certain Matters Affecting the Depositary.  The Depositary may rely and shall be protected in acting or refraining from acting upon any notice (including but not limited to electronically confirmed facsimiles of such notice) believed by it to be genuine and to have been signed or presented by the proper party or parties.  The duties and obligations of the Depositary shall be determined solely by the express provisions of this Agreement.  The Depositary shall not be liable except for the performance of such party’s duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary.  Substantial compliance by Depositary with its standard procedures for the services Depositary is providing hereunder shall be deemed to be the exercise by it of ordinary care.  Notwithstanding anything to the contrary contained herein, (i) in the administration of the account hereunder, the Depositary may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may,  consult with counsel, accountants and other skilled persons to be selected and retained by it, (ii) in no event shall Depositary be liable either directly or indirectly for losses or delays resulting from force majeure, computer malfunctions, interruption of communication facilities, labor difficulties or other causes beyond Depositary’s reasonable control or for indirect, special or consequential damages, (iii) in no event shall the Depositary be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action, (iv) Depositary shall not be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies, (v) Depositary shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the parties hereto, and (vi) in the event that the Depositary shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in the Deposit Account until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

13.         Termination.  The Depositary may resign from its obligations under this Agreement at any time after thirty (30) days’ prior written notice to the other parties hereto; provided, however, that Depositary may terminate this Agreement and be released of its obligations hereunder immediately upon written notice to Borrower and Lender in the event of suspected fraud or other illegal activity in connection with the Deposit Account or this Agreement or the Depositary becomes obligated to close the Deposit Account under any statute, rule or regulation or any court or administrative order or decree.  Lender shall designate a substitute Depositary, in its sole discretion, promptly after receipt of notice of resignation by the Depositary and shall take all reasonable actions necessary to cause such designated successors promptly to assume the obligations of the Depositary hereunder. Lender may terminate this Agreement at any time after thirty (30) days’ prior written notice to the other parties hereto.  Borrower has no right to terminate this Agreement or close the Deposit Account established hereunder.  Upon any termination of this Agreement, the Depositary’s rights to receive payment and reimbursement of the fees and expenses from Borrower under this Agreement shall survive any termination of this Agreement.  Upon termination of this Agreement, all funds remaining in the Deposit Account received by the Depositary shall be forwarded by the Depositary directly to Lender, unless the Depositary shall have received written instruction from Lender prior to the expiration of the thirty (30) day period set forth above (in the event Depositary elects to terminate this Agreement) or the thirty (30) day period set forth above (in the event Lender elects to terminate this Agreement), directing the Depositary to send such funds to Borrower (in the event there are funds remaining subsequent to a full and final payoff of the Loan) or to a depository institution approved in writing by Lender (with respect to any other event).

14.         Successors and Assigns; Assignments.  This Agreement shall bind and inure to the benefit of and be enforceable by the Depositary, Borrower and Lender and their respective successors and assigns.  Lender shall have the right to assign or transfer its rights under this Agreement without limitation, provided that the assignee or transferee meets the Deposit Bank’s Know Your Customer policy, has complied with the Deposit Bank’s account documentation requirement and the Deposit Bank is not prohibited under applicable law from providing banking or other services with such assignee or transferee.  The Depositary shall have the right to assign or transfer its rights and obligations hereunder only in connection with a termination, as set forth in Section 13, or with the prior consent of Lender.  Borrower shall have the right to assign and transfer its rights and obligations hereunder only with the prior consent of Lender and Depositary.  Any corporation into which the Depositary in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Depositary in its individual capacity shall be a party, or any corporation to which substantially all the deposit account business of the Depositary in its individual capacity may be transferred, shall be the Depositary under this Agreement without further act. Borrower shall not assign or otherwise encumber the Deposit Account or any funds therein.

15.         Interpleader.  If at any time (i) Borrower becomes subject to a voluntary or involuntary bankruptcy, reorganization, receivership or similar proceeding, or (ii) Depositary is served with legal process, which Depositary, in good faith, believes prohibits the disbursement of any funds deposited in the Depositary or (iii) the Depositary, in good faith, is in doubt as to the action it should take under this Agreement, the Depositary shall have the right to either (x) place a hold on funds in the Deposit Account until such time as Depositary receives an appropriate court order or other assurance satisfactory to it as to the disposition of the funds in the Deposit Account or (y) commence at Borrower’s expense an interpleader action in any competent Federal or State Court and to take no further action except in accordance with joint instructions from Lender and Borrower or in accordance with the final order of the court in such action.

16.         Governing Law and Venue.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York.  Each party hereto irrevocably waives any objection on the grounds of venue, forum nonconveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts.

17.         Waiver of Jury Trial.  EACH OF PARTIES HERETO HEREBY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE IN WHICH LENDER, THE DEPOSITARY OR BORROWER IS A PARTY AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT.

18.         No Modifications.  This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.  No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.  No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

19.         Severability.  If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

20.         Counterparts.  This Agreement and any modification or amendment of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Agreement intending to be legally bound hereby.

BORROWER:

ONE UP INNOVATIONS, INC.

By:	/s/ Louis Friedman
Name:	Louis Friedman
Title:	President

LENDER:

CREDIT CASH NJ, LLC

By:	/s/ Dean Landis
Name:	Dean Landis
Title:	President

DEPOSITORY:

SIGNATURE BANK

By:	/s/ Anthony Demattia
Name:	Anthony Demattia
Title:	VP/Group Director

SCHEDULE 1
Fee Schedule

Document Review:

$500/hour charged by Depository if any changes are requested, whether or not change request is accepted.

SCHEDULE 2
LENDER’S REMITTANCE INSTRUCTIONS

Effective immediately, all collected and available balances in the Deposit Account shall be wire transferred by the Depository, on a daily basis, to the following account of Lender or such other account as Lender may designate from time to time in accordance with the Agreement (the “Lender’s Account”):

Bank name:	Signature Bank
111 Broadway
New York, NY 10006
Routing/ABA Number:	02XXXXX76
Account Name to credit:	Credit Cash NJ
Account Number to credit:	15XXXXXX86
Reference:	One Up Innovations